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                                                                    EXHIBIT 12.1


                                 GREY WOLF, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES

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                                                                 THREE MONTHS                 YEAR ENDED DECEMBER 31,
                                                                     ENDED      ---------------------------------------------------
                                                                MARCH 31, 2004    2003       2002      2001       2000       1999
                                                                -------------------------------------------------------------------
Pretax income from continuing operations:                           (9,438)     (47,583)   (29,693)   111,306    (9,661)   (56,818)

Add:
    Fixed charges:
        Interest, whether expensed or capitalized                    5,944       24,014     22,748     22,811    22,656     22,706
        Amortization of debt expense and discount or premium           222        3,818      1,180      1,280     1,280      1,348
                                                                -------------------------------------------------------------------
Earnings as adjusted                                                (3,272)     (19,751)    (5,765)   135,397    14,275    (32,764)
                                                                ===================================================================
Fixed charges                                                        6,166       27,832     23,928     24,091    23,936     24,054
                                                                ===================================================================
Ratio of Earnings to Fixed Charges or Deficiency                    (9,438)     (47,583)   (29,693)      5.62    (9,661)   (56,818)
                                                                ===================================================================
Series B preferred stock subcription dividend requirement                0            0          0          0         0          0
                                                                -------------------------------------------------------------------
Ratio of earnings to fixed charges and preferred stock
  dividends                                                         (9,438)     (47,583)   (29,693)      5.62    (9,661)   (56,818)
                                                                ===================================================================
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